Exhibit 4.2

NUMBER	SHARES
GRUBB & ELLIS REALTY ADVISORS, INC.
ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE
TOTAL AUTHORIZED ISSUE
120,000,000 Shares of Common Stock
Par Value 0.0001
SEE REVERSE FOR
CERTAIN DEFINITIONS
          This Certifies that
          is the owner of Fully paid and non-assessable shares of the above Corporation transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. Witness the seal of the Corporation and the signatures of its duly authorized officers.
     Dated:

Secretary	President

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT -		Custodian
TEN ENT -	as tenants by the entireties		(Cust)		(Minor)
JT TEN -	as joint tenants with right of survivorship		under Uniform Gifts to Minors
	and not as tenants in common		Act
(State)
Additional Abbreviations may also be used though not in the above list.
     For value received,                                                              hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

                  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                                                                                                                                                                                                                          shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
                                                                                                                                             Attorney to transfer the said stock on the books of the within named Corporation will full power of substitution in the premises.
Dated
In presence of:
Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.